                                                                   EXHIBIT 10.40

                     PAYMENT AGREEMENT AND GENERAL RELEASE
                     -------------------------------------

     1.  General Release.  (a)  In consideration of my relinquishing my rights
         ---------------
to future employment and cancellation of my rights under the Employment Agreement dated April 25, 1997 between Employee and CTN (as defined below) (the "Employment Agreement"), I, Peter Kauff ("Employee"), release, dismiss, covenant not to sue and forever discharge CTN Media Group, Inc., f/k/a College Television Network, Inc., a Delaware corporation ("CTN") and its majority shareholder, U-C Holdings, L.L.C. ("Holdings"), a Delaware limited liability company (collectively, all of the foregoing are referred to as the "Company") and all affiliated corporations, limited liability companies or partnerships and stockholders, members, managers, officers, directors, employees, agents, predecessors, successors, transferees and assigns from any and all actions, causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities of whatever nature, known or unknown, including, but not limited to those actions, causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities, resulting or arising out of, directly or indirectly, the employment relationship between Employee and the Company (including, but not limited to, claims for compensation, salary, bonuses, severance pay or other benefits), the termination of the employment relationship, any promises made to or agreements with Employee while he was employed at the Company, Employee's ownership, directly or indirectly, of capital stock in the Company, Employee's ownership or right to receive equity in Holdings, or the failure to offer employment with the Company, including, without limitation, by reason of specification, any claims for breach of contract, failure to hire, wrongful discharge of any kind, and any claims arising under any federal, state, or local laws or ordinances, including, without limitation, by reason of specification, the Federal Securities Act of 1933, as amended, the Federal Securities Exchange Act of 1934, as amended, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Older Workers Benefits Protection Act, and any common law claims now or hereafter recognized. Employee does hereby agree and acknowledge that except for the payments pursuant to Paragraph 3 below, Employee is entitled to no compensation, benefits or other rights or privileges from the Company.

     (b) The Company, on its behalf and on behalf of its officers, directors and managers, does hereby release, dismiss, covenant not to sue and forever discharge Employee, and his heirs from any and all actions, causes of actions, suits, damages, debts, claims, counterclaims, obligations and liabilities of whatever nature, known or unknown, including, but not limited to those actions, causes of actions, suits, damages, debts, claims, counterclaims, obligations and liabilities resulting or arising out of directly or indirectly the employment relationship between Employee and the Company.

     2.  No Admission.  Employee agrees and acknowledges that neither this
         ------------
Agreement nor the Company's offer to enter into this Agreement should be construed as an admission by the Company that it has acted wrongfully toward the Employee or any other employee, and that the Company expressly denies any liability to, or wrongful acts against the Employee on the part of itself, its employees or its agents.

     3.  Consideration.
         -------------

         a. In full consideration for my relinquishing my rights to future employment and cancellation of my rights under the Employment Agreement and as material inducement for signing this Agreement, CTN will, upon the expiration of the revocation period set forth in Paragraph 5(d) herein, pay or provide to Employee the following: (i) Employee shall continue to receive his base salary ($430,000 per year) up through and including December 31, 1999; (ii) Employee shall receive one lump sum payment of $573,333; (iii) the vested options of Employee listed on Exhibit "A" shall remain in place provided, however, that
                   -----------
pursuant to all of the options, Employee shall have until April 30, 2001 to exercise such options, notwithstanding any provision set forth in such option agreements (all other options not listed on Exhibit A are cancelled); and
(iv) CTN shall provide to Employee and his dependents coverage under a Mutual of Omaha individual health plan or Employee may elect COBRA under the CTN health plan, at CTN's expense, and provided, that CTN shall only maintain such
                            --------
insurance coverage until the earlier of April 30, 2001, or the date Employee accepts other employment and obtains health insurance coverage.

         b. Employee shall be entitled to retain 100 Class A Management Units (the "Retained Units"), which Retained Units shall be fully vested and not subject to repurchase or the restrictions set forth in Section 2 of the Equity Purchase Agreement between CTN, Holdings and Employee dated April 1, 1999 (the "Purchase Agreement"). Employee represents and warrants that he does not, directly or indirectly, hold, own or have a beneficial interest in any other equity or securities of the Company, other than the options listed on
Exhibit "A", Retained Units, common stock of the Company purchased by Employee
-----------
on the NASDAQ Exchange, and 5,000 shares (after giving effect to the 1:5 reverse stock split) of common stock of the Company held by Bear, Stearns & Co., Inc.

         c. Employee acknowledges that the 462,247 Class A and B Investor Units, as defined in the Fourth Amended and Restated Limited Liability Company Agreement dated August 31, 1999 (the "LLC Agreement")(the "Secured Investor Units"), were paid for by Employee, pursuant to that certain Promissory Notes dated May 20, 1998, October 2, 1998, July 23, 1999, and August 31, 1999 (the "Notes"), in the aggregate principal amount of $476,421, which Notes are secured by a pledge of the Investor Units pursuant to that certain Unit Pledge Agreement between Employee and Holdings dated as of May 20, 1998, as amended and restated pursuant to that certain Third Amended and Restated Unit Pledge Agreement dated August 31, 1999, as amended (the "Pledge Agreement"). Employee, the Company and Holdings agree that Employee shall forfeit the Secured Investor Units, and the Notes and Pledge Agreement shall be cancelled and Employee shall have no further obligations thereunder, and shall be released therefrom. Employee represents and warrants that, except as set forth herein, the Secured Investor Units are owned by Employee free and clear of all liens, claims or encumbrances. The Notes shall be returned to Employee marked "Paid." The Company represents and acknowledges that the Notes are the only promissory notes given in favor of the Company by Employee.

         d. The 102,405 Class B Investor Units (the "Owned Investor Units") Employee paid cash for and purchased from Holdings on October 8, 1999, October 18, 1999 and November 18, 1999 in the amount of $102,405 are hereby repurchased by Holdings and Holdings shall deliver a check for $102,405 to Employee after the expiration of the waiting period set forth in Section 5(d) below. Employee represents and warrants that the Owned Investor Units are owned by Employee free and clear of all liens, claims or encumbrances.

         e. Employee shall be entitled to retain the personal computer in his office.

     4.  Taxes.  Employee agrees to pay federal, state or local taxes, if any,
         -----
which are required by law to be paid with respect to this settlement. The Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity against the Company for any amounts claimed due on account of this Agreement and Release or pursuant to claims made under any federal, local or state tax laws, and any costs, expenses or damages sustained by the Company by reason of any such claims, including any amounts paid by the Company as taxes, reasonable attorneys' fees, deficiencies, levies, assessments, fines, penalties, interest, taxes on the amount paid pursuant to this paragraph or otherwise. If the Company receives notice that any taxing authority has made such a claim, it shall provide prompt notice of such claim to Employee, 41 Carmel Hill Road, Bethlehem, Connecticut 06751, with a copy to Richard Marlin, Esq., Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, (facsimile: 212-715-8000), and shall provide Employee with a reasonable opportunity to resolve the matter with the taxing authority. Notwithstanding the foregoing, Employee shall not be liable for FUTA taxes or the employer portion of FICA, if any, that may be determined to be owed on the payments thereunder.

     5.  Compliance with Law.  Employee hereby acknowledges and agrees that this
         -------------------
Agreement and the termination of his employment or the failure to offer employment and all actions taken in connection therewith are in compliance with the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, and the Older Workers Benefits Protection Act, and that the release set forth in Paragraph 1 hereof shall be applicable, without limitation, to any claims brought under these Acts. Employee further acknowledges and agrees that:

         a. The release given by the Employee in this Agreement is given solely in exchange for the consideration set forth in Paragraph 3 of this Agreement and such consideration is in addition to anything of value to which the Employee received prior to entering into this Agreement;

         b. Employee has consulted or has had an opportunity to consult an attorney prior to entering into this Agreement;

         c. Employee has had at least twenty-one (21) days from December 29, 1999 within which to consider this Agreement and Release or has waived such requirement, which 21 day waiting period has been waived;

         d. For a period of seven (7) days following execution of this Agreement, the Employee may revoke this Agreement and this Agreement shall not become effective or enforceable until such seven (7) day period has expired.

     6.  Confidentiality.
         ---------------

         a. Employee and the Company agree to keep confidential the terms of this Agreement and the transactions or events which led to its execution, and Employee and the Company covenant not to disclose this information to any other person, except that Employee may disclose the terms of this Agreement to the Internal Revenue Service, his attorneys, his financial advisors, and his immediate family members, who shall be informed of the confidential nature of the information, or as may be required by law. If either party is compelled to disclose this Agreement pursuant to service of a subpoena on him, he or it shall immediately provide written notice to the other party and shall not make any such disclosure for ten (10) business days in order to give the other party an opportunity to seek an appropriate protective order, unless disclosure is required sooner than ten (10) business days by court order, rule, or regulation, in which case disclosure will not be made by such party before the time required by such court order, rule, or regulation.

         b. Employee agrees that he will not, without the prior written consent of the Company, make or cause to be made any oral or written statements to any person, firm, corporation or governmental or other entity which reflect negatively on the Company or any of its direct and indirect parents, subsidiaries, affiliates, related companies, successors and assigns, or on its and their directors, officers, members, and employees, or which could reasonably be understood to be detrimental to the business interests of the Company or any of its direct and indirect parents, subsidiaries, affiliates, related companies, successors and assigns, or to its and their directors, officers, members, and employees, provided that nothing herein shall restrict Employee from making any statement in response to inquiry from any governmental entity, pursuant to subpoena, or as may otherwise be required by law, provided Employee immediately gives notice to the Company of such inquiry and shall give the Company the opportunity to challenge such disclosure.

         c. Employee acknowledges that the receipt of the consideration set forth in Paragraph 3 is conditioned on Employee's compliance with this Paragraph 6 and the other terms and provisions of this Agreement.

     7.  No Assignment of Claims and No Claim Filed.  Employee represents and
         ------------------------------------------
warrants that he has not heretofore assigned or transferred to any person not a party to this Agreement any claim being released by this Agreement or any part or portion thereof and that he shall defend, indemnify, and hold harmless the Company from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer. Employee further represents and warrants that neither he nor his attorneys have made any allegations to, or have filed any complaints, charges, or lawsuits with any court or government agency relating to any matters being released by Employee in this Agreement, including matters arising out of Employee's employment with the Company or the termination of such employment, and that neither he nor his attorneys shall file any complaints, charges, or lawsuits, at any time hereafter, arising out of such released claims.

     8.  Return of Property.  Contemporaneously with the delivery of the
         ------------------
executed Agreement, Employee, his attorneys, their agents, and all persons acting on their behalf, shall deliver to the Company all non-public documents and materials that relate to the Company, if any and all property of the Company in his possession, other than the laptop computer which he currently uses, which he may keep at no cost.

     9.  Choice of Law.  The rights and obligations of the parties hereunder
         -------------
shall be construed and enforced in accordance with, and governed by, the laws of the State of Georgia, without regard to principles of conflict of laws.

    10.  Employment Agreement.  The parties hereto do hereby agree that the
         --------------------
Employment Agreement is terminated, except for the provisions in Sections 5 through 16 of the

Employment Agreement shall remain and continue in full force and effect in accordance with their terms. Employee resigned as an officer, director and employee of the Company effective as of December 29, 1999.

    11.  Future Equity.  Employee hereby waives, cancels and terminates any
         -------------
right to receive any additional equity or securities in the Company or related entities.

    12.  Transition.  In consideration for the payments to Employee pursuant to
         ----------
Paragraph 3 hereof, Employee agrees to be reasonably available (considering any other personal or business commitment he may have) for telephonic consultation with employees or consultants of the Company up to and until June 30, 2000.

    13.  Knowledgeable Decision by Employee.  Employee has read all of the
         ----------------------------------
terms of this Agreement and has had an opportunity to discuss it with individuals of Employee's own choice who are not associated with the Company. Employee understands the terms of this Agreement and that this Agreement releases forever the Company from any legal action arising from Employee's employment relationship, any promises or agreements with Employee while he was employed at the Company, any rights he has as a shareholder of CTN or equityholder or member of Holdings, the termination of this employment relationship or the failure to offer employment with the Company. Employee signs this Agreement of his own free will in exchange for the consideration to be given to Employee, which Employee acknowledges is adequate and satisfactory. Neither the Company nor its agents, representatives or employees have made any representations to Employee concerning the terms or effects of this Agreement, other than those contained in this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement this 21st
                                                                           ----
day of January, 2000.

                                 EMPLOYEE:

                                 /s/ Peter Kauff
                                 -------------------------------------
                                 PETER KAUFF

                                 COMPANY:

                                 COLLEGE TELEVISION NETWORK, INC.


                                 By:  /s/ Jason Elkin
                                     ---------------------------------
                                 Its: Chief Executive Officer
                                     ---------------------------------


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                 U-C HOLDINGS, L.L.C.

                                 By:  Willis Stein & Partners, L.P.
                                 Its: Managing Member

                                 By:  Willis Stein & Partners, L.L.C.
                                 Its: General Partner



                                 By: /s/ Daniel M. Gill
                                    -----------------------------------
                                 Its: Manager